Exhibit 3.2

                               STATE OF DELAWARE
                          CERTIFICATE OF CORRECTION

GreenCore Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:
1. The name of the corporation is GreenCore Technologies, Inc.
2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on June 30, 2008 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate is:
   In Article I, the new name of the Corporation was incorrectly written in plural form, but the correct name is in singular form, GreenCore
   Technology, Inc.
4. Article I of the Certificate is corrected to read as follows:
   "The name of this Corporation is: GreenCore Technology, Inc."

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 10th day of September, A.D. 2008.

                                         By: /s/ Karen Laustsen
                                           ------------------------
                                         Name: Karen Laustsen
                                         Title: Secretary


       State of Delaware
      Secretary of State
   Division of Corporations
Delivered 05:46 PM 09/22/2008
  FILED 05:35 PM 09/22/2008
SRV 080975472 - 2730677 FILE